UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

REXAHN PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15245 Shady Grove Road, Suite 455, Rockville, MD 20850
 (Address of principal executive offices and zip code)

 (240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 15, 2013, Rexahn Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that that Teva Pharmaceutical Industries (“Teva”) has submitted an Investigational New Drug application to the US Food and Drug Administration for RX-3117, a novel oral small molecule chemotherapy agent. The Company has a Research and Exclusive License Option Agreement with Teva for the development of RX-3117, dated June 26, 2009.

In August  2012, the Company reported the completion of an exploratory Phase I clinical trial of RX-3117 in cancer patients conducted in Europe. The clinical trial demonstrated that RX-3117 is orally bioavailable and that no adverse events were reported over the dose range tested. A further Phase I clinical trial in cancer patients is expected to be initiated in the second half of 2013.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Dated: July 15, 2013

/s/ Peter Suzdak
Peter Suzdak
Chief Executive Officer